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                                                                    EXHIBIT 23.1

                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

Cross Timbers Royalty Trust
Dallas, Texas

As independent public accountants, we hereby consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-56983 on Form S-3 of XTO Energy Inc. and Cross Timbers Royalty Trust and in the Post-Effective Amendment No. 1 to the Registration Statement No. 33-55784 on Form S-8 of XTO Energy Inc. of our report dated March 19, 2002, included in the Annual Report on Form 10-K of Cross Timbers Royalty Trust for the year ended December 31, 2001.




ARTHUR ANDERSEN LLP

Fort Worth, Texas
March 27, 2002